UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 24, 2014 (November 23, 2014)

Platinum Underwriters Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-7195

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 24, 2014, Platinum Underwriters Holdings, Ltd. (“Platinum”) announced that, on November 23, 2014, it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RenaissanceRe Holdings Ltd., a Bermuda exempted company (“RenaissanceRe”), and Port Holdings Ltd., a Bermuda exempted company and wholly-owned subsidiary of RenaissanceRe (“Acquisition Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Acquisition Sub will be merged with and into Platinum (the “Merger”), with Platinum continuing as the surviving company (the “Surviving Company”) and as a wholly owned subsidiary of RenaissanceRe.

On November 24, 2014, Platinum issued a press release regarding its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Pursuant to the terms of the Merger Agreement, as a result of the Merger, each common share of Platinum, par value $0.01 per share (the “Company Common Shares”), issued and outstanding immediately prior to the effective time of the Merger (other than Company Common Shares owned by Platinum, RenaissanceRe or any of their respective subsidiaries and Company Common Shares held by holders who do not vote in favor of the Merger and comply with all of the provisions of the Companies Act 1981 of Bermuda concerning the rights of holders of Company Common Shares to require appraisal of their Company Common Shares pursuant to Bermuda law) will be cancelled and converted, at the election of the holder thereof in accordance with the procedures set forth in the Merger Agreement, into the right to receive (i) an amount of cash equal to $66.00 (the “Cash Election Consideration”), (ii) 0.6504 common shares of RenaissanceRe, par value $1.00 per share (the “Parent Common Shares”) (the “Share Election Consideration”) or (iii) 0.2960 Parent Common Shares (the “Standard Exchange Ratio”) and an amount of cash equal to $35.96 (the “Standard Cash Amount”) (the “Standard Election Consideration”). The Cash Election Consideration is subject to proration if the un-prorated aggregate share consideration is less than 7,500,000 Parent Common Shares, and the Share Election Consideration is subject to proration if the un-prorated aggregate share consideration is greater than 7,500,000 Parent Common Shares. In addition, the Merger Agreement provides that, subject to applicable laws, following the date of approval and adoption of the Merger Agreement by the Platinum shareholders and prior to the effective time of the Merger, Platinum declare and pay a special dividend of $10.00 per Company Common Share (the “Special Dividend”) to the holders of record of outstanding Company Common Shares as of a record date for the Special Dividend to be set by the board of directors of Platinum. Platinum will cause the Special Dividend to be paid prior to the effective time of the Merger.

Immediately prior to the earlier of the record date for the election form and the record date for the Special Dividend (the “Option Exercise Date”), each outstanding option to purchase Company Common Shares (the “Company Share Options”), whether vested or unvested, will be deemed exercised (on a net exercise basis) as of the Option Exercise Date, and the holders of such Company Share Options will be entitled, at their election, to receive the Cash Election Consideration (subject to proration), the Share Election Consideration (subject to proration) or the Standard Election Consideration, and to receive the Special Dividend, in each case, with respect to the net number of Company Common Shares deliverable to such holders upon such exercise. Any Company Share Options outstanding as of the effective time of the Merger will be automatically terminated and forfeited for no consideration.

At the effective time of the Merger, each then outstanding restricted Company Common Share (a “Company Restricted Share Award”) will become fully vested and non-forfeitable and will be converted into the right to receive, at the election of the holder thereof, the Cash Election Consideration (subject to proration), the Share Election Consideration (subject to proration) or the Standard Election Consideration. Each holder of a Company Restricted Share Award will be entitled to receive the Special Dividend with respect to the number of Company Common Shares underlying each such Company Restricted Share Award.

At the effective time of the Merger, each vested or unvested outstanding time-based restricted share unit (a “Company Time-Based RSU”) will be canceled and converted into the right to receive, at the election of the holder thereof, the Cash Election Consideration (subject to proration), the Share Election Consideration (subject to proration) or the Standard Election Consideration with respect to the number of Company Common Shares underlying such Company Time-Based RSU. Each holder of a Company

Time-Based RSU will be credited with a dividend equivalent payment equal to the amount of the Special Dividend multiplied by the number of Company Common Shares underlying such Company Time-Based RSU, which dividend equivalent payment shall be paid on the day prior to the closing date.

At the effective time of the Merger, each outstanding vested or unvested market-based restricted share unit (a “Company MSU”) will be canceled and converted into the right to receive, at the election of the holder thereof, the Cash Election Consideration (subject to proration), the Share Election Consideration (subject to proration) or the Standard Election Consideration with respect to the “MSU Achieved Shares”, which will be the number of share units subject to such Company MSU immediately prior to the effective time of the Merger multiplied by the quotient of (A) the average of the closing prices of the Company Common Shares on the New York Stock Exchange for the twenty trading days ending on the date immediately preceding the effective time of the Merger, as adjusted by Platinum’s compensation committee in accordance with the terms of Platinum’s 2010 Share Incentive Plan and any applicable award agreements to reflect the Special Dividend, divided by (B) the average of the closing prices of the Company Common Shares on the New York Stock Exchange for the twenty trading days ending on the last day of the fiscal quarter immediately preceding the date of grant of the Company MSUs, subject to any maximum or minimum limitations set forth in the individual award agreement. Each holder of a Company MSU will be credited with a dividend equivalent payment equal to the amount of the Special Dividend multiplied by the number of MSU Achieved Shares underlying such Company MSU, which dividend equivalent payment will be paid on the day prior to the closing date.

At the effective time of the Merger, each outstanding vested or unvested share unit award granted under Platinum’s Amended and Restated Executive Incentive Plan (a “Company EIP Award”) will be canceled and converted into the right to receive an amount in cash equal to (A) the applicable number of EIP Achieved Shares (as defined below) multiplied by (B) the sum of (x) the Standard Cash Amount plus (y) the product of the Standard Exchange Ratio multiplied by the closing price of Parent Common Shares on the New York Stock Exchange as of the business day immediately prior to the closing date, which amount shall be adjusted as determined by Platinum’s compensation committee in accordance with the terms of Platinum’s Amended and Restated Executive Incentive Plan (the “EIP”) and any applicable award agreements, to take account of the Special Dividend. The “EIP Achieved Shares” will be the amount, subject to any maximum or minimum limitations set forth in applicable award agreements or the EIP, equal to the product of the total number of share units subject to such Company EIP Award immediately prior to the effective time of the Merger (1) multiplied by a fraction, the numerator of which is the number of days during the applicable performance period prior to the closing date and the denominator of which is the total number of days during the performance period, multiplied by (2) a performance factor determined as set forth in the applicable award agreement and the EIP.

Each of the boards of directors of Platinum and RenaissanceRe has unanimously determined that the Merger is advisable and fair to, and in the best interests of, Platinum, RenaissanceRe and Acquisition Sub, as the case may be, and approved the Merger Agreement and the statutory merger agreement attached to the Merger Agreement (the “Statutory Merger Agreement”) and the transactions contemplated thereby, including the Merger. Under the Merger Agreement, Platinum’s board of directors authorized and approved an amendment to Platinum’s bye-laws which would reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of three-fourths of the votes cast at a general meeting of the shareholders to a simple majority (the “Bye-Law Amendment”), and recommended that Platinum’s shareholders approve the Bye-Law Amendment at a special meeting of Platinum’s shareholders to be called and held pursuant to the Merger Agreement to vote upon the approval and adoption of the Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement and the Merger (the “Company Shareholder Meeting”). If the Bye-Law Amendment is approved by Platinum’s shareholders by the affirmative vote of a majority of the votes cast at the Company Shareholder Meeting, then Platinum must obtain approval of at least a majority of the votes cast at the Company Shareholder Meeting to approve and adopt the Merger Agreement, the Statutory Merger Agreement and the Merger; if the Bye-Law Amendment is not approved by Platinum’s shareholders, then Platinum must obtain approval of at least three-fourths of the votes cast at the Company Shareholder Meeting to approve and adopt the Merger Agreement, the Statutory Merger Agreement and the Merger.

Each of the parties has made customary representations and warranties in the Merger Agreement and each of the parties has agreed to certain covenants and agreements, including to conduct its respective operations only in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger. In addition, Platinum has agreed not to solicit alternate transactions, subject to a customary “fiduciary out” provision which allows Platinum under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that Platinum’s board of directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or is reasonably likely to result in a “superior proposal” and that the failure to do so would violate its fiduciary duties under applicable laws.

The consummation of the Merger is conditioned, among other things, on: (i) the approval and adoption by the shareholders of Platinum of the Merger Agreement and the Statutory Merger Agreement, (ii) receipt of governmental approvals, including antitrust and insurance regulatory approvals, (iii) the absence of any law, order or injunction prohibiting the consummation of the Merger, (iv) effectiveness of the registration statement for the Parent Common Shares to be issued in the Merger, (v) approval, subject to official notice of issuance, of the Parent Common Shares to be issued in the Merger for listing on the New York Stock Exchange, (vi) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (vii) each party’s compliance with its covenants and agreements contained in the Merger Agreement and (viii) the absence of a Company Material Adverse Effect and a Parent Material Adverse Effect (in each case as defined in the Merger Agreement). In addition, RenaissanceRe’s obligation to consummate the Merger is conditioned on the receipt of certain required regulatory approvals without the imposition of a Burdensome Condition (as defined in the Merger Agreement).

Consummation of the transactions contemplated by the Merger Agreement is not subject to any financing condition.

The Merger Agreement provides certain termination rights for both Platinum and RenaissanceRe, and further provides that upon termination of the Merger Agreement Platinum will, under certain circumstances, be required to pay RenaissanceRe a termination fee of $60.0 million.

The Merger is expected to close in the first half of 2015, subject to the closing conditions described above and contained in the Merger Agreement.

The foregoing description of the transaction is not complete and is subject to, and qualified in its entirety by, the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 23, 2014, by and among RenaissanceRe Holdings Ltd., Port Holdings Ltd. and Platinum Underwriters Holdings, Ltd.

Exhibit 99.1	Copy of Press Release issued by Platinum Underwriters Holdings, Ltd., dated November 24, 2014.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on Platinum’s current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Platinum. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. The inclusion of forward-looking statements in this communication should not be considered as a representation by Platinum or any other person that Platinum’s or RenaissanceRe’s current plans or expectations will be achieved. Numerous factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Platinum’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; the frequency and severity of catastrophic and other events; the effectiveness of the companies’ loss limitation methods and pricing models; uncertainties in the companies’ reserving processes; the companies’ ability to maintain their respective A.M. Best and S&P financial strength ratings; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that the companies’ might be bound to policyholder obligations beyond their underwriting intent; risks due to the companies’ reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that the companies’ customers may fail to make premium payments due to them; the risk of failures of the companies’ reinsurers, brokers or other counterparties to honor their obligations to the companies; the effect on the companies’ respective businesses of potential changes in the regulatory system under which they operate; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd., RenaissanceRe Holdings Ltd. and their respective non-U.S. subsidiaries; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with the companies’ investment portfolios; losses that the companies could face from terrorism, political unrest and war; changes in economic conditions or inflation; and other factors affecting future results disclosed in Platinum’s and RenaissanceRe’s filings with the SEC, including but not limited to those discussed under Item 1A, “Risk Factors”, in Platinum’s Annual Report on Form 10-K for the year ended December 31, 2013 and RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2013.

Additional Important Information About the Proposed Merger and Where to Find It:

This communication relates to a proposed merger between RenaissanceRe and Platinum that will become the subject of a registration statement on Form S-4, which will include a proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the proxy statement/prospectus or any other document that RenaissanceRe or Platinum may file with the SEC or that Platinum may send to its shareholders in connection with the proposed merger. Investors and Platinum security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Platinum shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by RenaissanceRe with the SEC by contacting RenaissanceRe’s Legal Department at RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, or via e-mail at investorrelations@renre.com; and you may obtain copies of documents filed by Platinum with the SEC by contacting Platinum’s Legal Department at Platinum Underwriters Holdings, Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM08, or visiting Platinum’s website at www.platinumre.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants in the Solicitation:

RenaissanceRe, Platinum and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about RenaissanceRe’s directors and executive officers is available in RenaissanceRe’s proxy statement dated April 10, 2014 for its 2014 Annual General Meeting of Shareholders. Information about Platinum’s directors and executive officers is available in Platinum’s proxy statement dated March 21, 2014 for its 2014 Annual General Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

Dated:	November 24, 2014	By:	/s/ Michael E. Lombardozzi

			Name:	Michael E. Lombardozzi
			Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 23, 2014, by and among RenaissanceRe Holdings Ltd., Port Holdings Ltd. and Platinum Underwriters Holdings, Ltd.

99.1	Copy of Press Release issued by Platinum Underwriters Holdings, Ltd., dated November 24, 2014.